EXHIBIT 10.7

Hilliard Grand Apartments
Hilliard, Ohio
FHA Project No. 043-35522
MODIFICATION OF MORTGAGE NOTE
made by
HILLIARD GRAND APARTMENTS, LLC
payable to
RED MORTGAGE CAPITAL, LLC
dated as of July 27, 2010
in the original principal sum of $31,800,400.00
THIS MODIFICATION OF MORTGAGE NOTE (the "Modification of Note") dated as of December 31, 2012 (the "Effective Date"), is made by and between HILLIARD GRAND APARTMENTS, LLC, an Ohio limited liability company, having its place of business at 2 Easton Oval, Suite 510, Columbus, Ohio 43219 (the "Maker"), and RED MORTGAGE CAPITAL, LLC, a Delaware limited liability company, having its place of business at Two Miranova Place, 12th Floor, Columbus, Ohio 43215 (the "Holder").
WIT N E SSE T H:
WHEREAS, the Maker owns certain real property located in the City of Hilliard, County of Franklin, State of Ohio on which is constructed a certain multifamily housing project known as Hilliard Grand Apartments, FHA Project No. 043-35522 (the "Project"); and
WHEREAS, Maker previously executed a certain Mortgage Note (the "Note") dated as of July 27, 2010, in favor of Holder in the original principal amount of Thirty-One Million Eight Hundred Thousand Four Hundred Dollars ($31,800,400.00). The Note is secured in part by a certain Open-End Mortgage Deed (the "Mortgage") to Holder dated as of July 27, 2010 and filed for record July 27, 2010 in Instrument Number 201002720094998 in the Official Records of Franklin County, Ohio (the "Records"); and
WHEREAS, the Note was initially endorsed for mortgage insurance by the Secretary of Housing and Urban Development ("Secretary"), acting by and through the Federal Housing Commissioner ("HUD" or the "Commissioner" as ·the context may require) under Section 221 (d)(4) of the National Housing Act, as amended (the."Contract of Insurance"); and
WHEREAS, as of the Effective Date, the Note was finally endorsed for mortgage insurance by the Secretary; and

WHEREAS, HUD has determined that the maximum insurable amount of the Note is $29,322,700.00, and the parties have therefore agreed to decrease the amount of the Note from $31,800,400.00 to $29,322,700.00, and to modify the terms of the Note and the Mortgage to reflect a decrease in the monthly principal and interest payment from $165,968.81 to $153,037.50. The parties have entered into that certain Loan Modification Agreement of even date herewith to conform to the terms of this Modification of Note, which Loan Modification Agreement is being recorded in the Records.
NOW, THEREFORE, for and in consideration of the above premises, the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties, for themselves and for their respective successors and assigns, do hereby agree that the terms of the Note to which this Modification of Note is appended are hereby amended as follows:
1.    The foregoing recitals are hereby incorporated by reference as if set forth fully herein. All capitalized terms not defined in this Modification of Note shall have the same meanings ascribed thereto in the Note.
2.    The principal amount of the Note is hereby modified to be $29,322,700.00. In each place where it appears, the amount "$31,800,400.00" is hereby deleted and replaced with "$29,322,700.00".
3.    The first paragraph of the Note is hereby amended to replace the words, "Thirty-One Million Eight Hundred Thousand Four Hundred" with the words, "Twenty-Nine Million Three Hundred Twenty-Two Thousand Seven Hundred".
4.    The obligation of Maker under the Note to make monthly payments of principal and/or interest is hereby amended by deleting in its entirety the full section of the first paragraph of Note immediately after the words "as follows:" commencing with the words "Commencing on the first day of August, 2010 ... " and inserting in lieu thereof:
"Commencing on the first day of August, 2010 and continuing on the first day of each month thereafter up to and including August 1, 2012, interest on the outstanding principal balance. Commencing on the first day of September, 2012, monthly installments of interest and principal shall be paid in the sum of One Hundred Fifty-Three Thousand Thirty-Seven and 50/100 Dollars ($153,037.50) each, such payments to continue monthly thereafter on the first day of each succeeding month until the entire indebtedness has been paid. In any event, the balance of the principal, if any remaining unpaid, plus accrued interest shall be due and payable on August 1, 2052. The installments of interest and principal shall be applied first to interest at the rate of five and 59/l00ths percent (5.59%) per annum upon the principal sum or so much thereof as shall from time to time remain unpaid and the balance thereof shall be applied on account of principal."

5.    Maker acknowledges and affirms to the Holder and the Secretary that, as of the date of this Modification of Note, there are no defenses, set-offs or counter-claims, whether legal or equitable, to Maker's obligations under the Note, and Maker hereby waives the right to raise or assert any such defenses, set-offs or counter-claims which Maker may have had with respect to any suit, proceeding or foreclosure action under the Note that the Holder, or any of its predecessors in interest in and to the Note, mayor could have brought against Maker prior to the date hereof.
6.    Maker and Holder acknowledge and agree that the terms of this Modification of Note are subject to the approval thereof by the Secretary, which approval shall be evidenced by the written consent of the Secretary affixed to this Modification of Note where indicated below. Maker and Holder further acknowledge and agree that the terms of this Modification of Note shall not be deemed effective unless and until the Secretary executes the consent as aforesaid.
7.    Notwithstanding any provision of this Modification of Note to the contrary, Maker and Holder hereby acknowledge and agree that the Secretary and the Holder retain all rights and remedies arising under the Contract of Insurance under Section 221(d)(4) of the National Housing Act, as amended, and all regulations and administrative guidelines promulgated by the Secretary thereunder.
8.    From and after the date hereof, the Note and this Modification of Note shall be taken and read together as one, single and continuing instrument evidencing a single debt owed by the Maker to the Holder in the amount set forth hereinabove, as may be unpaid from time to time. Nothing contained herein shall be taken or construed to create a novation or new agreement by and between the Maker and the Holder; it being the intention of the parties solely (a) to reduce the amount of principal advanced, evidenced, and payable under the Note, and (b) to revise the amount of monthly installments of principal and interest payable thereunder as a result of such reduction in principal, as reflected by this Modification of Note, and for no' other purpose. Furthermore, nothing herein contained shall in any way impair the Note or the security now held for such indebtedness, or alter, waive, annul, vary or affect any provision, condition, covenant herein except as herein provided, nor affect or impair any rights, powers or remedies of the Holder under the Note, it being the intent of the parties that the terms and provisions of the Note shall continue in full force and effect except as modified hereby.
9.    Notwithstanding anything herein contained, if anyone or more of the provisions of this Modification of Note shall for any reason whatsoever be, held to be illegal, invalid, or unenforceable in any respect, such illegality, invalidity, or unenforceability shall not affect any other provision of this Modification of Note, but this Modification of Note shall be construed as if such illegal, invalid, or unenforceable provision had never been contained herein.
10.    Maker and Holder agree to execute such other documents as may be necessary to implement the terms and provisions of this Modification of Note, and the transaction evidenced thereby, including but not limited to that certain Loan Modification Agreement of even date herewith executed by the Maker and the Holder.

11.    From and after the date hereof, all references contained in the Note to the "Mortgage" or "mortgage" shall hereafter be deemed to refer to and include the Mortgage, as amended.
12.    The Note, as amended by this Modification of Note, may not be further amended except· by an instrument in writing executed by each of the parties hereto.
13.    This Modification of Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
14.    This Modification of Note may be executed in any number of counterparts and all counterparts shall be construed together and shall constitute but one agreement.
[SIGNATURES APPEAR ON SUCCEEDING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.
MAKER:
HILLIARD GRAND APARTMENTS, LLC,
an Ohio limited liability company

By:	/s/ Gary L. Schottenstein
Gary L. Schottenstein, Managing Member

HOLDER:
RED MORTGAGE CAPITAL, LLC, a Delaware limited. liability company

By:	/s/ Edward H.R. Tellings
Edward H.R. Tellings, Senior Managing Director

CONSENT TO MODIFICATION OF MORTGAGE NOTE:
The undersigned hereby consents to and approves the foregoing Modification of Mortgage Note.
HUD:
SECRETARY OF HOUSING AND URBAN DEVELOPMENT, acting by and through the Federal Housing Commissioner

By:	/s/ William E. Hughes
Name:	William E. Hughes
Title:	Acting HUD Director

7